Exhibit 21.1


                          Subsidiaries of the Company


   The following will be direct or indirect subsidiaries of the Issuer following consummation of the Acquisition:

Austria
  Mettler-Toledo Ges.m.b.H.

Australia
  Mettler-Toledo Limited

Belgium
  N.V. Mettler-Toledo S.A.

Bermuda
  MT FinCo Ltd.

Brazil
  Mettler-Toledo Industria e Commercio Ltda.

Canada
  Mettler-Toledo Inc.

China
  Changzhou Toledo Electronic Scale Ltd.
  Mettler-Toledo Instruments (Shanghai) Ltd.
  Mettler-Toledo Int. Trading (Shanghai) Corp.

Croatia
  Mettler-Toledo d.o.o.

Czech Republic
  Mettler-Toledo spol. s.r.o.

Denmark
  Mettler-Toledo A/S

France
  Mettler-Toledo SA
  Mettler-Toledo Analyse Industrielle S.a.r.l.
  Ohaus S.a.r.l.

Germany
  Mettler-Toledo Holding Deutschland GmbH
  Mettler-Toledo (Albstadt) GmbH
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  Garvens Automation GmbH
  Mettler-Toledo GmbH
  Getmore Gesell fur Marketing & Media Service mbH
  Ohaus Waagen Vertriebsgellshaft mbH

  Mettler-Toledo Beteiligungen GmbH

Hong Kong
  Mettler-Toledo (HK) Ltd.

Hungary
  Mettler-Toledo Kereskedelml Kft.

Italy
  Grandi Impianti Mettler-Toledo S.r.l.
  Mettler-Toledo S.p.A.

Japan
  Mettler-Toledo K.K.

Mexico
  Mettler-Toledo S.A. de C.V.
  Ohaus de Mexico S.A. de C.V.

Netherlands
  Mettler-Toledo BV
  Mettler-Toledo Holdings DV

Norway
  Mettler-Toledo A/S
  Cargoscan A/S
  Cargoscan Holdings A/S

Poland
  Mettler-Toledo Sp. z.o.o.

Singapore
  Mettler-Toledo (S.E.A.) Pte. Ltd.

Slovak Republic
  Mettler-Toledo Service s.r.o.
  Mettler-Toledo spol. s.r.o.

Slovenia
  Mettler-Toledo d.o.o.

Spain
  Mettler-Toledo S.A.E.

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Sweden
  Mettler-Toledo AB

Switzerland
  Mettler-Toledo Holding AG
  Mettler-Toledo AG
  Mettler-Toledo Logistile AG
  Mettler-Toledo (Schweiz) AG

  Microwa Prazisionswaagen AG

Thailand
  Mettler-Toledo (Thailand) Ltd.

United Kingdom
  Mettler-Toledo Ltd.

United States of America
  Hi-Speed Checkweigher Co., Inc. (NY)
  Mettler-Toledo Process Analytical, Inc. (MA)
  Ohaus Corp. (NJ)